Exhibit 99.B(m)(2)

SEI ASSET ALLOCATION TRUST

SCHEDULE A

TO

CLASS D

DISTRIBUTION AND SERVICE PLAN

DATED APRIL 1, 1996, AS MOST RECENTLY AMENDED

SEPTEMBER 14, 2010

Diversified Conservative Fund

Diversified Conservative Income Fund

Diversified Market Growth Fund

Diversified Moderate Growth Fund

Diversified Aggressive Growth Fund

Diversified U.S. Stock Fund

Diversified Aggressive Stock Fund

Defensive Strategy Fund

Conservative Strategy Fund

Moderate Strategy Fund

Aggressive Strategy Fund

Core Market Strategy Fund

Market Growth Strategy Fund